Exhibit 10.57

AMENDMENT TO THE PROFITS UNIT AWARD AGREEMENT

THIS AMENDMENT TO THE PROFITS UNIT AWARD GRANT AGREEMENTS (the “Amendment”), made as of this 8th day of December 2009 between Polymer Holdings LLC (the “Company”) and Kevin M. Fogarty (the “Participant”).

WHEREAS, Kraton Management LLC (“Management LLC”) and the Participant entered into a profits unit award grant agreement, dated as of July 15, 2005 (the “Agreement”) pursuant to which Management LLC granted a Profits Unit award to the Participant;

WHEREAS, as a result of the structural changes of the Company and its affiliates, including the initial public offering of the Company and the merger of TJ Chemical Holdings LLC (“TJ Chemical”) into Kraton Polymers LLC (“Kraton Polymers”) (together, the “Transactions”), the Company wishes to assume the rights and obligations of Kraton Polymers, TJ Chemical, Management LLC and its affiliates with respect to the outstanding Profits Unit Award;

WHEREAS, upon the effective date of the initial public offering of the Company (the “Amendment Effective Date”) the Agreement and all Profits Units outstanding thereunder shall be transferred to and assumed by the Company;

WHEREAS, as a result of the Transactions, it is anticipated that each holder of Membership Units of TJ Chemical will receive one common share of the Company (a “Share”) for every 13.512 Membership Units (or such other number of Membership Units that is ultimately required to receive one Share by holders of Membership Units as of the effective date of the initial public offering of the Company) (such number of Membership Units, the “Conversion Denominator”) (1 divided by the Conversion Denominator, the “Conversion Ratio”);

WHEREAS, the compensation committee of the Company has determined to make, and the board of directors of the Company has approved, appropriate adjustments to the Agreement; and

WHEREAS, capitalized terms used but not defined herein shall have the meaning set forth in the Agreement, as applicable.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, the Company and the Participant hereby agree that, effective as of the Amendment Effective Date, the Agreement is hereby amended as follows:

1. Conversion. The Profits Unit Award will be converted from 300,000 Profits Units into a number of shares of restricted stock of the Company (the “Restricted Shares”) equal to the quotient of (i) the product of 300,000 multiplied by the Profits Unit Value (as defined below) divided by (ii) the value of a Share immediately following the closing date of the Transactions. For these purposes, “Profits Unit Value” means, with respect to an award of Profits Units, the excess, if any, of (a) the fair value of a membership unit of TJ Chemical immediately prior to the closing of the Transactions and (b) $1.00.

2. Vesting. Section 3 of the Agreement shall be replaced in its entirety by the following: Fifty percent (50%) of the Profits Units shall vest when the Fair Market Value of a Share (as defined in the Company’s 2009 Equity Incentive Plan) is equal to two times (2X) the Conversion Denominator and the remaining fifty percent (50%) shall vest when the Fair Market Value of a Share is equal to three times (3X) the Conversion Denominator. In addition, all Profits Units shall immediate vest upon the date of disposition by the Initial Investors of 51% or more of their aggregate interests in Polymer Holdings to one or more unrelated third persons.

3. Effectiveness of Certain Provisions. Section 4 of the Agreement (entitled “LLC Agreements”); Section 5 of the Agreement (entitled “Representations by Participant”); Section 6 of the Agreement (entitled “Restrictions on Transferability”) and all references to the “Management LLC Agreement” and the “TJ Chemical LLC Agreement” in the Agreement (including, without limitation in Section 15), shall cease to be of any force or effect.

4. Other Terms and Conditions. Except as expressly provided for in this Amendment, the Restricted Shares shall continue to be subject to the same terms and conditions set forth in the Agreement; provided that, all references in the Agreement to (i) “TJ Chemical” or “Management LLC” shall be deemed to refer to Polymer Holdings, (ii) “Profits Units” shall be deemed to refer to shares of restricted stock of the Company, and (iii) a “membership unit” of an entity shall be deemed to refer to a Share.

5. Integration. Except as otherwise specifically provided in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its duly authorized officer and said Participant has hereunto signed this Amendment on his own behalf, thereby representing that he has carefully read and understands this Amendment as of the day and year first written above.

POLYMER HOLDINGS LLC

/S/ RICHARD OTT
By: Richard Ott

Title: Vice President, Human Resources and Corporate Communications

Kevin M. Fogarty

/S/ KEVIN M. FOGARTY

(Signature Page to Amendment to Profits Unit Award Agreement of Kevin M. Fogarty)